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                                                                       Exhibit 5

                                 March 1, 1996


BCT International, Inc.
3000 Northeast 30th Place
Fifth Floor
Ft. Lauderdale, Florida 33306

                    Re:  Registration Statement on Form S-8
                    ---------------------------------------

Gentlemen:

          We have acted as counsel to BCT International, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of the Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to 1,140,625 shares of the Company's Common Stock, $0.04 par value per share (the "Common Stock"), that are offered upon the exercise of incentive and nonqualified stock options (the "Options") granted or that may be granted under the Company's outstanding Non-Qualified Stock Option Agreements (the "Agreements") and under the Company's 1995 Stock Option Plan (the "Plan"). You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering of Common Stock pursuant to the Agreements and the Plan.

          We have examined original, photostatic or certified copies of such records of the Company, including the Certificate of Incorporation, the Bylaws and minutes, the Registration Statement and other documents as we have deemed relevant and necessary for purposes of the opinions hereinafter set forth. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents and instruments submitted to us as originals and the conformity to authentic originals of all
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BCT International, Inc.
March 1, 1996
Page 2

documents and instruments submitted to us as certified or photostatic copies. As to various questions of fact material to our opinions we have relied upon representations made to us by various officers and directors of the Company and we have not conducted or received independent verification of those facts.

          Based upon the foregoing and subject to the comments and exceptions noted below, we are of the opinion that the Company presently has available at least 1,140,625 authorized but unissued shares and/or treasury shares of Common Stock from which the 1,140,625 shares of Common Stock proposed to be sold pursuant to the exercise of Options granted under the Agreements and the Plan may be issued. Assuming that the Company maintains an adequate number of authorized but unissued shares and/or treasury shares of Common Stock available for issuance to those persons who exercise the Options granted under the Plan and the Agreements and assuming that the consideration for the shares of Common Stock issued pursuant to such Options is actually received by the Company as provided in the Plan and the Agreements, then the shares of Common Stock issued pursuant to the exercise of Options granted under and in accordance with the terms of the Plan and the Agreements will be duly and validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                    Very truly yours,

                                    OLLE, MACAULAY & ZORRILLA, P.A.



                                    By: Robert B. Macaulay
                                       -------------------
                                        Robert B. Macaulay